SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2003

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	0-32613	77-0559897
(State of other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California 93940

(Address of principal executive offices) (Zip Code)

(831) 333-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure (disclosure provided under Item 9 and Item 12).

In accordance with SEC Release No. 33-8216, the following information is being furnished under “Item 12. Results of Operations and Financial Condition,” as well as under “Item 9. Regulation FD Disclosure.”

On May 7, 2003, the registrant issued a press release announcing its earnings for the quarter ended March 31, 2003. The press release is attached to this current report as Exhibit 99.1 and is incorporated by reference to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2003

EXCELLIGENCE LEARNING CORPORATION

By:	/s/ RICHARD DELANEY
Name: Title:	Richard Delaney Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press release dated May 7, 2003.

*Filed herewith.